AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Plan”) entered into as of               , 2011 by and among:  Wells Fargo Multi-Strategy 100 Master Fund I, LLC (“Master Fund”), Wells Fargo Multi-Strategy 100 Fund I, LLC (“100 Fund I”), Wells Fargo Multi-Strategy 100 TEI Fund I, LLC (“100 TEI Fund I”), Wells Fargo Multi-Strategy 100 TEI Fund I, LDC (“100 Offshore Fund I”), Wells Fargo Multi-Strategy 100 Fund A, LLC (“100 Fund A”), Wells Fargo Multi-Strategy 100 TEI Fund A, LLC (“100 TEI Fund A”), and Wells Fargo Multi-Strategy 100 TEI Fund A, LDC (“100 Offshore Fund A”).  100 Fund I, 100 TEI Fund I, 100 Fund A and 100 TEI Fund A are sometimes referred to together as the “Registered Feeder Funds.”  100 Offshore Fund I and 100 Offshore Fund A are sometimes referred to together as the “Offshore Funds.”  The Registered Feeder Funds and the Offshore Funds (and in some cases, the Master Fund) are sometimes referred to together as the “Funds,” and each is sometimes referred to as a “Fund.”

W I T N E S S E T H

WHEREAS, 100 Fund I, 100 TEI Fund I, 100 Offshore Fund I, 100 Fund A, 100 TEI Fund A and 100 Offshore Fund A (sometimes referred to together as the “Feeder Funds”) all invest, directly or indirectly, in Master Fund;

WHEREAS, Master Fund invests in a portfolio of privately offered investment funds (“Portfolio Funds”);

WHEREAS, Master Fund and the Registered Feeder Funds are classified as partnerships for U.S. federal income tax purposes;

WHEREAS, the Offshore Funds are classified as corporations for U.S. federal income tax purposes;

WHEREAS, the Funds have determined that it would be in the best interest of investors in the Funds to reorganize all of the Funds into the Master Fund, and for the Master Fund to simultaneously elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Funds desire to effect such reorganization through the following steps:

(1)  Master Fund will liquidate its holdings in the Portfolio Funds and reinvest the proceeds of such liquidation in offshore privately offered passive foreign investment companies or in domestic investment vehicles investment in which is consistent with the Master Fund’s anticipated tax election (see (2) below);

(2)  Master Fund will elect to be classified as a corporation and to qualify as a regulated investment company under Subchapter M of the Code;

(3)  the interests in Master Fund held by each Feeder Fund will be converted to shares and the Master Fund will issue two separate share classes to be known as Class A and Class I;

(4)  100 Fund I and 100 Fund A will liquidate and distribute their Master Fund shares to their investors (together with the investors in 100 TEI Fund I and 100 TEI Fund A, the “Investors”);

(5)  100 Offshore Fund I and 100 Offshore Fund A will liquidate and distribute their Master Fund shares to 100 TEI Fund I and 100 TEI Fund A, respectively; and

(6)  100 TEI Fund I and 100 TEI Fund A will liquidate and distribute their Master Fund shares to their Investors.

NOW, THEREFORE, in order to consummate said reorganization and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1.                      Reorganization.

(a)           First Closing.  At or prior to the First Closing (as hereinafter defined) the Master Fund shall carry out the following actions:

(1) Master Fund shall file with the Internal Revenue Service an election on Form 8832 to be classified as a corporation for U.S. federal income tax purposes with an effective date on or prior to the date of the First Closing;

(2) Master Fund shall amend and restate its current limited liability company agreement (the “Master Fund LLC Agreement”) to conform substantially with the form of the Amended and Restated Limited Liability Agreement attached to this Plan as Appendix A (the “Amended Master Fund LLC Agreement”), effective on or before the date of the First Closing;

(3) Master Fund shall convert Units of membership interest in Master Fund as defined in the Master Fund LLC Agreement into Shares of membership interest in Master Fund as defined in the Amended Master Fund LLC Agreement, with Units being converted into Shares of the following classes with respect to the following Feeder Funds on the following terms:

(A) the aggregate Units held by 100 Fund A shall be converted into that number of Class A Shares, as described in the Amended Master Fund LLC Agreement, attached hereto as Appendix A equal to the number of units of 100 Fund A then outstanding and held by Investors in 100 Fund A and having an aggregate net asset value (“NAV”) equal to the aggregate NAV of such Master Fund Units as are held by 100 Fund A as of the First Closing;

(B) the aggregate Units held by 100 Offshore Fund A shall be converted into that number of Class A Shares, as described in the Amended Master Fund LLC Agreement, attached hereto as Appendix A having an aggregate NAV equal to the aggregate NAV of such Master Fund Units as are held by 100 Offshore Fund A as of the First Closing;

(C) the aggregate Units held by 100 Fund I shall be converted into that number of Class I Shares, as described in the Amended Master Fund LLC Agreement, attached hereto as Appendix A equal to the number of units of 100 Fund I then outstanding and held by Investors in 100 Fund I and having an aggregate NAV equal to the aggregate NAV of such Master Fund Units as are held by 100 Fund I as of the First Closing; and

(D) the aggregate Units held by 100 Offshore Fund I shall be converted into that number of Class I Shares, as described in the Amended Master Fund LLC Agreement, attached hereto as Appendix A having an aggregate NAV equal to the aggregate NAV of such Master Fund Units as are held by 100 Offshore Fund I as of the First Closing.

(4) Master Fund shall assume all of the liabilities of the Feeder Funds.

(b)           Second Closing.  At the Second Closing (as hereinafter defined), the Feeder Funds shall carry out the following actions:

                      (1)  100 Fund I shall distribute the Master Fund Class I Shares it receives to its Investors in complete liquidation of 100 Fund I, with each 100 Fund I Investor receiving full and fractional Master Fund Class I Shares of equal value to the NAV of the unit(s) in 100 Fund I held by such Investor;

(2)  100 Fund A shall distribute the Master Fund Class A Shares it receives to its Investors in complete liquidation of 100 Fund A, with each 100 Fund A Investor receiving full and fractional Master Fund Class A Shares of equal value to the NAV of the unit(s) in 100 Fund A held by such Investor;

(3)  100 Offshore Fund I shall distribute the Master Fund Class I Shares it receives to 100 TEI Fund I in complete liquidation of 100 Offshore Fund I;

(4)  100 Offshore Fund A shall distribute the Master Fund Class A Shares it receives to 100 TEI Fund A in complete liquidation of 100 Offshore Fund A;

(5)  100 TEI Fund I shall distribute the Master Fund Class I Shares it receives to its Investors in complete liquidation of 100 TEI Fund I, with each 100 TEI Fund I Investor receiving Master Fund Class I Shares of equal value to the NAV of the unit(s) in 100 TEI Fund I held by such Investor; and

(6)  100 TEI Fund A shall distribute the Master Fund Class A Shares it receives to its Investors in complete liquidation of 100 TEI Fund A, with each 100 TEI Fund A Investor receiving Master Fund Class A Shares of equal value to the NAV of unit(s) in 100 TEI Fund A held by such Investor.

(c)           Time of Closings

.  The closing of the transactions contemplated by this Plan in Section 1(a) above (the “First Closing”) and the closing of the transactions contemplated by this Plan in Section 1(b) above (the “Second Closing”) shall take place on March 31, 2012 or at such other time as the parties hereto agree (the “Closing Date”).

(d)           Share Ledgers.  Such distributions of Master Fund Shares shall be accomplished by the opening of shareholder accounts on the share ledger records of Master Fund in the amounts due to the Investors in the Registered Feeder Funds based on their respective holdings in the Registered Feeder Funds as of the Closing Date.

(e)           Registered Feeder Fund Terminations.  The Registered Feeder Funds will be terminated following the Closing Date by terminating their respective registrations under the

1940 Act and their respective organizations under Delaware law and, where each is required to do so, will withdraw its authority to do business in any state.

(f)           Offshore Fund Terminations.  The Offshore Funds will be terminated following the Closing Date by terminating their respective organizations under Cayman Islands law.

The transactions contemplated hereby may be referred to as the “Reorganization.”

Section 2.             Intention of the Parties

It is the intention of the parties hereto that:

(a)           Fair Market Value of Interests

.  The fair market value of the Master Fund Shares received by each Investor in a Registered Feeder Fund will be approximately equal to the fair market value of the Registered Feeder Fund interest constructively surrendered in exchange therefor;

(b)           Ownership of Master Fund Shares

.  Immediately following consummation of the Reorganization, the Investors will own all the Master Fund Shares and will own such Shares solely by reason of their ownership of Registered Feeder Fund interests immediately before the Reorganization;

(c)           Master Fund Assets

.  Immediately following consummation of the Reorganization, the Master Fund will hold the same assets -- except for assets distributed to Investors in the course of its business and assets used to pay expenses incurred in connection with the Reorganization -- and be subject to the same liabilities that the Master Fund held or was subject to immediately prior to the Reorganization, plus any liabilities for expenses of the parties incurred in connection with the Reorganization;

(d)           Deemed Sale Election.  The Master Fund will make a deemed sale election under Treasury Regulations section 1.337(d)-7 on its final partnership information return with respect to any C corporations that are Investors.

Section 3.                      Representations and Warranties of Registered Feeder Funds

Each Registered Feeder Fund hereby makes the following representations and warranties as of the date of this Plan and/or as of the Closing Date:

(a)           Organization

. The Fund (i) is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and (ii) has been classified as a partnership for federal income tax purposes for each past taxable year since it commenced operations, will continue to be so classified for its current taxable year, and will not elect not to be so classified.  The Fund has all required power and authority to carry on its business as presently conducted; has the power to own all of its assets and to carry out its obligations under this Plan; is qualified in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect; and has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Plan.

(b)           Authority. The Fund has full right, authority and power to enter into this Plan, and to carry out the transactions contemplated hereby.  The execution, delivery and performance by the Fund of this Plan has been duly authorized by all necessary action of the Fund and no other action on the part of the Fund is required in connection therewith.  This Plan constitutes the valid and binding obligation of the Fund enforceable in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(c)           Title to Assets.  The Fund owns all of its assets.  The Fund makes no representations or warranties as to liens or encumbrances and the parties hereto take such assets subject to any liens and/or encumbrances.  Such assets represent all of the assets of the Fund.

(d)           Liabilities.  The Fund’s liabilities were incurred by the Fund in the ordinary course of its business and are associated with the Fund’s assets, and do not exceed the Fund’s aggregate adjusted basis in its assets.  The Fund’s liabilities are, and shall be as of the Closing Date, as set forth in the Fund’s most recent financial statements provided to the Master Fund, except as otherwise disclosed by the Fund.

(e)           Capitalization.  As of the Closing Date, the Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire an interest in the Fund.

(f)           No Conflicts.  To the Fund’s knowledge, the execution, delivery and performance of this Plan and each other agreement, document and instrument contemplated hereby does not and will not, with or without the giving of notice or the lapse of time or both, (i) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Fund is a party or by which the Fund or the Fund’s property is bound or affected, (ii) violate any judgment, decree, order, statute, law, rule or regulation applicable to the Fund, or (iii) require the Fund to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

(g)           Registered Fund.  The Fund is duly registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company and such registration has not been revoked or rescinded and is in full force and effect.

(h)           No Proceedings.  There are no material legal, administrative or other proceedings pending or, to the knowledge of the Fund, threatened against the Fund which assert liability on the part of the Fund or which materially affect the financial condition of the Fund or the Fund’s ability to consummate the Reorganization. The Fund is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

(i)           No Undisclosed Contracts.  There are no material contracts outstanding to which the Fund is a party that have not been disclosed or that will not otherwise be disclosed to the other Funds prior to the Closing Date.

(j)           No Approvals Needed.  No consent, approval, authorization or order of any court or government authority is required for the consummation by the Fund of the Reorganization.

(k)           Tax Returns.  The Fund has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs.

(l)           Liquidation and Dissolution.  The Fund will be liquidated and dissolved as soon as reasonably practicable after the Reorganization, but in all events within twelve months after the Closing Date.

Section 4.             Representations and Warranties of Offshore Funds

Each Offshore Fund hereby makes the following representations and warranties as of the date of this Plan and/or as of the Closing Date:

(a)           Organization. The Fund (i) is a limited duration company duly organized and validly existing under the laws of the Cayman Islands, and (ii) has been classified as a corporation for federal income tax purposes for each past taxable year since it commenced operations, will continued to be so classified for its current taxable year, and will not elect not to be so classified.  The Fund has all required power and authority to carry on its business as presently conducted; has the power to own all of its assets and to carry out its obligations under this Plan; is qualified in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect; and has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Plan.

(b)           Authority. The Fund has full right, authority and power to enter into this Plan, and to carry out the transactions contemplated hereby.  The execution, delivery and performance by the Fund of this Plan has been duly authorized by all necessary action of the Fund and no other action on the part of the Fund is required in connection therewith.  This Plan constitutes the valid and binding obligation of the Fund enforceable in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(c)           Title to Assets.  The Fund owns all of its assets.  The Fund makes no representations or warranties as to liens or encumbrances and the parties hereto take such assets subject to any liens and/or encumbrances.  Such assets represent all of the assets of the Fund.

(d)           Liabilities.  The Fund’s liabilities were incurred by the Fund in the ordinary course of its business and are associated with the Fund’s assets, and will not exceed the Fund’s aggregate adjusted basis in its assets.  The Fund’s liabilities are, and shall be as of the Closing

Date, as set forth in the Fund’s most recent financial statements provided to the Master Fund, except as otherwise disclosed by the Fund.

(e)           Capitalization.  As of the Closing, the Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire an interest in the Fund.

(f)           No Conflicts.  To the Fund’s knowledge, the execution, delivery and performance of this Plan and each other agreement, document and instrument contemplated hereby does not and will not, with or without the giving of notice or the lapse of time or both, (i) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Fund is a party or by which the Fund or the Fund’s property is bound or affected, (ii) violate any judgment, decree, order, statute, law, rule or regulation applicable to the Fund, or (iii) require the Fund to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

(g)           No Proceedings.  There are no material legal, administrative or other proceedings pending or, to the knowledge of the Fund, threatened against the Fund which assert liability on the part of the Fund or which materially affect the financial condition of the Fund or the Fund’s ability to consummate the Reorganization. The Fund is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

(h)           No Undisclosed Contracts.  There are no material contracts outstanding to which the Fund is a party that have not been disclosed or that will not otherwise be disclosed to the other Funds prior to the Closing Date.

(i)           No Approvals Needed.  No consent, approval, authorization or order of any court or government authority is required for the consummation by the Fund of the Reorganization.

(j)           Tax Returns.  The Fund has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs.

(k)           Liquidation and Dissolution.  The Fund will be liquidated and dissolved as soon as reasonably practicable after the Reorganization, but in all events within twelve months after the Closing Date.

Section 5.              Representations and Warranties of Master Fund

Master Fund hereby represents and warrants as follows as of the date of this Plan and/or as of the Closing Date:

(a)           Organization of Master Fund. Master Fund is (i) a limited liability company duly organized and validly existing under the laws of the State of Delaware, (ii) has been classified as a partnershFp for federal income tax purposes for each past taxable year since it commenced operations, and (iii) will elect to be classified as a corporation for federal income tax purposes effective as of the Closing Date.  Master Fund has all required power and authority to carry on its business as presently conducted; has the power to own all of its assets and to carry out its obligations under this Plan; is qualified in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect; and has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Plan.F

(b)           Authority. Master Fund has full right, authority and power to enter into this Plan, and to carry out the transactions contemplated hereby.  The execution, delivery and performance by Master Fund of this Plan has been duly authorized by all necessary action of Master Fund and no other action on the part of Master Fund is required in connection therewith.  This Plan constitutes the valid and binding obligation of Master Fund enforceable in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(c)           Title to Assets.  Master Fund owns all of its assets.  Master Fund makes no representations or warranties as to liens or encumbrances.  Such assets represent all of the assets of Master Fund.

(d)           Liabilities.  Master Fund’s liabilities were incurred by Master Fund in the ordinary course of its business and are associated with Master Fund’s assets, and do not exceed Master Fund’s aggregate adjusted basis in its assets.

(e)           Capitalization.  As of the Closing Date, Master Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire an interest in Master Fund.

(f)           Issuance of Additional Shares.  Master Fund has no plan or intention to issue additional Master Fund Shares following the Reorganization except for Shares issued in the ordinary course of its continuous private offering of Shares; nor does the Master Fund have any plan or intention to redeem or otherwise reacquire any Master Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of that business.

(g)           No Conflicts.  To Master Fund’s knowledge, the execution, delivery and performance of this Plan and each other agreement, document and instrument contemplated hereby does not and will not, with or without the giving of notice or the lapse of time or both, (i) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbiFration award to which Master Fund is a party or by which Master Fund or Master Fund’s property is bound or affected, (ii) violate any judgment, decree, order, statute, law, rule or regulation applicable to Master Fund, or (iii) require Master Fund to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

(h)           Registered Fund.  Master Fund is duly registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company and such registration has not been revoked or rescinded and is in full force and effect.

(i)           No Proceedings.  There are no material legal, administrative or other proceedings pending or, to the knowledge of Master Fund, threatened against Master Fund which assert liability on the part of Master Fund or which materially affect the financial condition of Master Fund or Master Fund’s ability to consummate the Reorganization. Master Fund is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

(j)           No Undisclosed Contracts.  There are no material contracts outstanding to which Master Fund is a party that have not been disclosed or that will not otherwise be disclosed to the other Funds prior to the Closing Date.

(k)           No Approvals Needed.  No consent, approval, authorization or order of any court or government authority is required for the consummation by Master Fund of the Reorganization.

(l)           Tax Returns.  Master Fund has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs.

(m)           Shares Duly Authorized.  The Shares to be issued by the Master Fund pursuant to this Plan have been duly authorized and, when issued and delivered pursuant to this Plan, will be legally and validly issued Class A and Class I shares of beneficial interest in the Master Fund and will be fully paid and nonassessable by the Master Fund, and no shareholder of the Master Fund will have any preemptive right of subscription or purchase in respect thereof.

(n)           Subchapter M Requirements.  As of the Closing Date, Master Fund’s assets will meet the diversification requirements of section 851(b)(3) of the Code for a RIC under Subchapter M of the Code.

Section 6.              Payment of Expenses.

(a)           Except as otherwise provided in this Section 6, the Master Fund will bear all of any and all costs and expenses of the Reorganization incurred by each Fund, including any brokerage commissions, dealer mark-ups and similar expenses (“Portfolio Expenses”) that the Master Fund may incur in connection with the purchases or sale of portfolio securities and any governmental fees required in connection with the registration or qualification of the Master Fund Shares under applicable state and federal laws.

(b)           In the event that the Reorganization contemplated by this Plan is not consummated, then the Funds will, on a pro rata basis, bear all the costs and expenses incurred in connection with such Reorganization.

(c)           Notwithstanding any other provisions of this Plan, if for any reason the Reorganization contemplated by this Plan is not consummated, no Fund shall be liable to any other Fund for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth above.

(d)           Notwithstanding any of the foregoing, costs and expenses will in any event be paid by the party directly incurring them if and to the extent that the payment by another party of such costs and expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Subchapter M of the Code.

Section 7.                      Covenants of the Funds.

Each Fund hereby covenants and agrees with each other Fund as follows:

(a)           Each Fund will operate its business as presently conducted in the ordinary course of business between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions, as applicable.

(b)           Each Fund will call a meeting of its Investors to be held prior to the Closing Date to consider and act upon this Plan and take all other reasonable action necessary to obtain the required Investor approval of the Reorganization contemplated hereby.

(c)           In connection with Investors’ meeting referred to in subsection (b) above, Master Fund will prepare the Proxy Statement for such meeting, all in compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act.

(d)           The information to be furnished by the Funds for use in the Proxy Statement shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable hereto.

(e)           Each of the Funds agrees that by the Closing Date all of its federal and other tax returns and reports required to be filed on or before such date shall have been filed.

(f)           Each Fund will cooperate with each other Fund in filing any tax return, or amended return, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. Master Fund will retain for a period of ten (10) years following the Closing Date all returns, schedules and work papers and all material records or other documents relating to tax matters of the Registered Feeder Funds’ taxable periods first ending after the Closing Date and for all prior taxable periods.

(g)           After the Closing Date, Master Fund shall prepare, or cause its agents to prepare, any federal, state or local tax returns required to be filed by each Registered Feeder Fund with respect to its final taxable year ending with its complete liquidation and for any prior periods or taxable years and further shall cause such tax returns to be duly filed with the appropriate taxing authorities. Notwithstanding the aforementioned provisions of this subsection, any expenses incurred by a Fund (other than for payment of taxes) in connection with the preparation and filing of said tax returns after the Closing Date shall be borne by such Fund to the extent such expenses have been incurred by such Fund in the ordinary course without regard to the Reorganization; any excess expenses shall be borne by the investment adviser or an affiliate thereof.

(h)           Following the consummation of the Reorganization, the Master Fund will continue its business as a closed-end management investment company registered under the 1940 Act.

Section 8.                      Conditions of a Fund’s Obligations.

The obligations of a Fund hereunder shall be subject to the following conditions:

(a)           That Fund’s Board of Managers (“Board”) has determined that participation in the Reorganization is in the best interests of the Fund and that the interests of the existing Investors thereof will not be diluted as a result of the Reorganization, that this Plan shall have been adopted, and the Reorganization shall have been approved, by the Board, and that the Fund shall have delivered to the other Funds a copy of the resolution approving this Plan adopted by the Board certified by the Fund’s Secretary.

(b)           That Fund’s Investors have approved the Plan and any other related actions or arrangements in connection with the Plan and/or the Reorganization, to the extent such approval is required under the 1940 Act or other applicable laws.

(c)           That each Fund shall have furnished to the other Funds a certificate signed by a Fund officer, dated as of the Closing Date, certifying that, as of the Closing Date, all representations and warranties of such Fund made in this Plan are true and correct in all material respects with the same effect as if made at and as of such dates, and that such Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.

(d)           That there shall not be any material litigation pending with respect to the matters contemplated by this Plan.

(e)           That the Funds shall have received the opinion(s) of K&L Gates LLP, dated as of the Closing Date, addressed to the Funds substantially in the form and to the effect that:

(i)           Master Fund is duly formed and validly existing under the laws of the State of Delaware;

(ii)           Master Fund is a closed-end management investment company registered under the 1940 Act;

(iii)           this Plan and the Reorganization provided for herein and the execution of this Plan have been duly authorized and approved by all requisite action of Master Fund’s Board and each Registered Feeder Fund’s Board, and this Plan has been duly executed and delivered by Master Fund and each Registered Fund and (assuming this Plan is a valid and binding obligation of the other parties hereto) is a valid and binding obligation of Master Fund and each Registered Feeder Fund;

(iv)           neither the execution or delivery by Master Fund or any Registered Feeder Fund of this Plan nor the consummation by the Master Fund and the Registered Feeder Funds of the Reorganization contemplated hereby violates any provision of any statute or any published regulation or any judgment or order disclosed to counsel by a Fund as being applicable to such Fund;

(v)           the Master Fund Shares have each been duly authorized and, upon issuance thereof in accordance with this Plan, will be validly issued, fully paid and nonassessable; and

(vi)           to their knowledge and subject to the qualifications set forth below, the execution and delivery by Master Fund and the Registered Feeder Funds of this Plan and the consummation of the Reorganization herein contemplated do not require, under the laws of the State of Delaware or any state in which any of such Funds is qualified to do business or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained under the Securities Act of 1933, as amended, the 1934 Act, the 1940 Act or the rules and regulations thereunder). Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing which may be required as a result of the involvement of other parties to this Plan in the transactions herein contemplated because of their legal or regulatory status or because of any other facts specifically pertaining to them.

(f)           That all proceedings taken by Master Fund and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to the others.

Section 9.             Termination, Postponement and Waivers.

(a)           Notwithstanding anything contained in this Plan to the contrary, this Plan may be terminated and the Reorganization abandoned at any time (whether before or after approval thereof by the Investors) prior to the Closing Date, or the Closing Date may be postponed,

(i)           by consent of the Funds’ Boards; or

(ii)           if any condition of a Fund’s obligations set forth in Section 8 of this Plan has not been fulfilled or waived by the Boards of the other Funds.

(b)           If the Reorganization contemplated by this Plan has not been consummated by September 30, 2012, this Plan automatically shall terminate on that date, unless a later date is agreed to by the Funds’ Boards.

(c)           In the event of termination of this Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or persons who are its directors, officers, agents or shareholders in respect of this Plan.

(d)           At any time prior to the Closing Date, any of the terms or conditions of this Plan may be waived by each Fund’s Board, if, in the judgment of such Board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to the Investors of the Fund on behalf of which such action is taken.

(e)           The respective representations and warranties contained in Sections 3, 4 and 5 of this Plan shall expire with, and be terminated by, the consummation of the Reorganization, and the Funds and the officers, directors, managers, agents or members of such Funds shall not have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, director, manager, agent or member of any Fund against any liability to the entity for which that officer, director, manager, agent or member so acts or to its Investors, to which that officer, director, manager, agent or member otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

(f)           If any order or orders of the Securities Exchange Commission with respect to this Plan shall be issued prior to the Closing Date and shall impose any terms or conditions which are determined by action of the Funds’ Boards to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the Investors.

Section 10.           Other Matters.

(a)           All covenants, agreements, representations and warranties made under this Plan and any certificates delivered pursuant to this Plan shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

(b)           All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to any Fund shall be addressed to:

c/o Alternative Strategies Group, Inc.
410 S. Tryon Street
Charlotte, NC 28288

or at such other address as a Fund may designate by written notice to the other Funds. Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.

(c)           This Plan supersedes all previous correspondence and oral communications between the parties regarding the Reorganization, constitutes the only understanding with respect to the Reorganization, may not be changed except by a letter of agreement signed by each party and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in said state.

(d)           It is expressly agreed that the obligations of any Fund hereunder shall not be binding upon any of its directors, managers, members, nominees, officers, agents, or employees personally, but shall bind only the property of the respective Fund, as applicable. The execution and delivery of this Plan has been authorized by each Board on behalf of its Fund and signed by their respective authorized officers, acting as such, and neither such authorization by such directors or managers, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the relevant Fund, as applicable.

(e)           This Plan may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.

(f)           This Plan may not be assigned by the parties hereto.  This Plan shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

(g)           The captions in this Plan are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.  The use in this Plan of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

(h)           This Plan may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

(i)           At any time or from time to time after the date of this Plan, the parties hereto will take all appropriate action and execute and deliver, without limitation, any documents or instruments of transfer, conveyance, assignment and confirmation or provide any information which may be reasonably necessary to carry out any of the provisions of this Plan.

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IN WITNESS WHEREOF the parties hereto have caused this Plan to be executed as of the date set forth above by their duly authorized representatives.

Wells Fargo Multi-Strategy 100 Master Fund I, LLC

By:           _________________________________
Name:       ________________________________
Title:         ________________________________

Wells Fargo Multi-Strategy 100 Fund I, LLC

By:           _________________________________
Name:      _________________________________
Title:        _________________________________

Wells Fargo Multi-Strategy 100 Fund A, LLC

By:           _________________________________
Name:       _________________________________
Title:           _________________________________

Wells Fargo Multi-Strategy 100 TEI Fund I, LLC

By:         _________________________________
Name:    _________________________________
Title:      _________________________________

Wells Fargo Multi-Strategy 100 TEI Fund A, LLC

By:          _________________________________
Name:      _________________________________
Title:        _________________________________

Wells Fargo Multi-Strategy 100 TEI Fund I, LDC

By:           ____________________________
Name:       ____________________________
Title:         ____________________________

Wells Fargo Multi-Strategy 100 TEI Fund A, LDC

By:           ____________________________
Name:       ____________________________
Title:         ____________________________